UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2013

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

District of Columbia (state or other jurisdiction of incorporation)	1-7102 (Commission File Number)	52-0891669 (I.R.S. Employer Identification No.)

20701 Cooperative Way Dulles, VA	20166-6691 (Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code:  (703) 467-1800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 21, 2013, National Rural Utilities Cooperative Finance Corporation (“CFC”) closed on the $500 million committed loan facility (“Series G”) from the U.S. Treasury Department’s Federal Financing Bank (“FFB”) guaranteed by the United States of America, acting through the Rural Utilities Service (“RUS”). Under this Series G facility, CFC is able to borrow any time before October 15, 2016, with each advance having a final maturity not longer than 20 years from the advance date. In connection with any advance, CFC is required to deposit collateral satisfactory to RUS pursuant to the terms of the facility. Interest rates, including all fees (30 basis points of which are used to support the United States Department of Agriculture’s Rural Economic Development Loan and Grant Program), will be at a spread over comparable maturity Treasury Bonds as follows:

1 year or less	52.5 basis points
Greater than 1 year to 5 years	57.5 basis points
Greater than 5 years	65 basis points

This new commitment increases total funding available to CFC under committed loan facilities from the FFB to $924 million. The proceeds of the guaranteed loans are to be used by CFC to make loans for electrification (excluding generation) or telephone purposes, eligible for assistance under the Rural Electrification Act of 1936, as amended, or to refinance bonds or notes issued for such purposes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RURAL UTILITIES COOPERATIVE
FINANCE CORPORATION

By: /s/ J. ANDREW DON
      J. Andrew Don
      Senior Vice President and Chief Financial Officer

Dated:  November 21, 2013